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                                                               EXHIBIT 16


                  [LETTERHEAD OF J.B.POINDEXTER & CO., INC.]


                                                  October 4, 1996



Mr. Bob Morgan
Arthur Andersen LLP
711 Louisiana, Suite 1300
Houston, Texas 77002

Dear Mr. Morgan:

      This letter serves as confirmation that on October 2, 1996 Ernst & Young LLP was elected as the Company's auditors for the year ended December 31, 1996. Attached is a copy of Form 8-K filed in response to Item 304(a) of Regulation S-K. This letter is to request that Arthur Andersen LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to Item 304(a) and, if not stating the respects in which it does not agree.

                                            Sincerely,


                                        /s/ R.S. Whatley
                                            Chief Accounting Officer


RSW/cs